As filed with the Securities and Exchange Commission on September 16, 2004

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

CARDIODYNAMICS INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation or organization)

95-3533362

(I.R.S. Employer Identification No.)

6175 Nancy Ridge Drive, Suite 300

San Diego, California 92121

(Address of Principal Executive Offices)

2004 Stock Incentive Plan

(Full title of the plan)

Michael K. Perry, Chief Executive Officer

CardioDynamics International Corporation

6175 Nancy Ridge Drive

San Diego, CA 92121

(858) 535-0202

(Name, address and telephone number, including area code, of agent for service)

copy to:

David R. Snyder

Pillsbury Winthrop LLP

101 West Broadway, Suite 1800

San Diego, California 92101

(619) 544-3369

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, no par value per share: To be issued under the 2004 Stock Incentive Plan	2,000,000 shares	$5.70	$11,400,000	$1,444.38

(1)	This Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration, which results in an increase in the number of outstanding shares of the Registrant’s common stock.
(2)	Estimated pursuant to Rules 457(h) and 457(c) of the Securities Act of 1933 solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices as reported on The Nasdaq National Market on September 13, 2004.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1: Plan Information.*

Item 2: Registrant Information and Employee Plan Annual Information.*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3: Incorporation of Documents by Reference.

The following documents, which have been previously filed by the Registrant with the U.S. Securities and Exchange Commission (the “SEC”), are hereby incorporated by reference in this Registration Statement:

(1)	The Registrant’s Annual Report on Form 10-K (File No. 000-11868) for the fiscal year ended November 30, 2003, filed on March 1, 2004;

(2)	The Registrant’s Quarterly Report on Form 10-Q (File No. 000-11868) for the quarter ended February 29, 2004, filed April 8, 2004;

(3)	The Registrant’s Quarterly Report on Form 10-Q (File No. 000-11868) for the quarter ended May 31, 2004, filed July 9, 2004;

(4)	The Registrant’s Current Reports on Form 8-K (File Nos. 000-11868) filed on December 23, 2003, January 8, 2003, January 22, 2004, February 10, 2004, February 12, 2004, March 10, 2004, March 16, 2004, March 23, 2004, March 30, 2004, April 6, 2004, April 23, 2004, May 14, 2004 and June 25, 2004;

(5)	The Registrant’s Current Report on Form 8-K/A (File No. 000-11868) filed on June 4, 2004;

(6)	The Registrant’s Definitive Proxy Statement (File No. 000-11868) under cover of Schedule 14A, filed on June 4, 2004; and

(7)	The description of the Registrant’s capital stock contained in the Registrant’s Registration Statement on Form 8-A, filed on April 19, 1984 pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

Until such time that a post-effective amendment to this Registration Statement has been filed which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold at the time of such amendment, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which is also deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4: Description of Securities.

Not applicable.

Item 5: Interests of Named Experts and Counsel.

Not applicable.

Item 6: Indemnification of Directors and Officers.

California Corporations Code Section 317 (“Section 317”) is the governing statute concerning indemnification of officers and directors and, in effect, provides that a director or officer may be indemnified against expenses, fines, judgments, settlements, and other amounts actually and reasonably incurred by him or her in connection with suits and proceedings brought or threatened to be brought against him or her by reason of his or her position, if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Registrant and, in the case of criminal proceedings, had no reasonable cause to believe that his or her conduct was unlawful.

With respect to a suit by or on behalf of the Registrant, a director or officer may be indemnified against expenses actually and reasonably incurred by him or her if he or she acted in good faith in a manner he or she reasonably believed to be in the best interests of the Registrant. No indemnification shall be made of amounts paid in connection with the defense or settlement of a threatened or pending suit as to matters which such director or officer shall have been adjudged liable to the Registrant, unless and only to the extent that the court, upon application, determines that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses and then only to the extent that the court shall determine. No indemnification shall be made of amounts paid in connection with a settling or otherwise disposing of a pending action or defending a pending action which is settled or is otherwise disposed of without court approval. To the extent that a director or officer has been successful on the merits or otherwise in the suit or any claim therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her. The indemnification provided by Section 317 is not exclusive of any other rights to which such director or officer seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, with respect to action in his or her official capacity and with respect to action in another capacity while holding such office.

Article Four of the Registrant’s Restated Articles of Incorporation, as amended, eliminates a director’s liability for monetary damages in an action by or in the right of the Registrant for breach of his or her duties to the Registrant and its shareholders as set forth in Section 309 of the California Corporations Code. However, such provision does not eliminate or limit the liability of a director for, among other things, acts or omissions that involve intentional misconduct or under Sections 310 and 316 of the California Corporations Code.

Section 3.16 of the Registrant’s Bylaws provide that the Registrant shall indemnify its directors officers and employees and other agents to the fullest extent permitted by law. The Registrant’s Bylaws also permit the Registrant to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws have the power to indemnify him or her against such liability under the California Corporations Code. The Registrant currently has secured such insurance on behalf of its directors and officers.

The Registrant has entered into agreements to indemnify certain of its directors and executive officers, in addition to indemnification provided for in its Restated Articles of Incorporation and Bylaws. These agreements, among other things, indemnify the Registrant’s directors and executive officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person’s services as a director or executive officer of the Registrant. The Registrant believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

The foregoing is only a general summary of certain aspects of California law and the Registrant’s organizational documents dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Section 317 of the California Corporations Code, Article Four of the Registrant’s Restated Articles of Incorporation and Section 3.16 of the Registrant’s Bylaws.

Item 7: Exemption from Registration Claimed.

Not applicable.

Item 8: Exhibits.

Exhibit Number	Description
5.1	Opinion of Pillsbury Winthrop LLP.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included in signature page to Registration Statement).

99.1(1)	2004 Stock Incentive Plan.

(1)	Incorporated by reference to Schedule A of the Registrant’s Definitive Proxy Statement under cover of Schedule 14A, filed on June 4, 2004 (File No. 000-11868).

Item 9: Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act; and

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; and

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on this 16th day of September, 2004.

CardioDynamics International Corporation

By:	/s/ MICHAEL K. PERRY
Michael K. Perry Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael K. Perry and Stephen P. Loomis and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-facts and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ MICHAEL K. PERRY Michael K. Perry	Chief Executive Officer and Director (Principal Executive Officer)	September 16, 2004

/s/ STEPHEN P. LOOMIS Stephen P. Loomis	Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	September 16, 2004

/s/ CONNIE CURRAN Connie Curran, Ed.D. RN	Director	September 16, 2004

/s/ PETER C. FARRELL Peter C. Farrell, Ph.D.	Director	September 16, 2004

/s/ JAMES C. GILSTRAP James C. Gilstrap	Director	September 16, 2004

/s/ RICHARD O. MARTIN Richard O. Martin, Ph.D.	Director	September 16, 2004

/s/ RONALD A. MATRICARIA Ronald A. Matricaria	Director	September 16, 2004

/s/ RONALD L. MERRIMAN Ronald L. Merriman	Director	September 16, 2004

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Pillsbury Winthrop LLP.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included in signature page to Registration Statement).

99.1(1)	2004 Stock Incentive Plan.

(1)	Incorporated by reference to Schedule A of the Registrant’s Definitive Proxy Statement under cover of Schedule 14A, filed on June 4, 2004.